Exhibit 99.1.

QUESTAR NET INCOME UP 54% IN SECOND QUARTER 2008

Company Raises 2008 Net Income Guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) net income grew 54% in the second quarter of 2008 to $172.6 million, or $0.98 per diluted share compared to $112.2 million, or $0.64 per diluted share, for the second quarter of 2007.  For the first half of 2008, Questar net income was $358.4 million, or $2.03 per diluted share, compared to $263.3 million or $1.50 per diluted share for the 2007 period, a 36% increase.

NET INCOME (LOSS) BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended June 30,			6 Months Ended June 30,
	2008	2007	Change	2008	2007	Change
Market Resources
Questar E&P	$116.8	$66.7	75%	$213.3	$143.9	48%
Wexpro	18.8	14.7	28	35.0	28.6	22
Gas Management	21.7	14.9	46	40.2	27.3	47
Energy Trading and other	4.8	5.8	(17)	12.9	11.8	9
Market Resources Total	162.1	102.1	59	301.4	211.6	42

Questar Pipeline	12.7	10.0	27	28.6	21.2	35
Questar Gas	(2.0)	(1.1)	(82)	28.6	28.0	2
Corporate	(0.2)	1.2		(0.2)	2.5
QUESTAR CORPORATION TOTAL	$172.6	$112.2	54%	$358.4	$263.3	36%

Earnings per diluted share	$0.98	$0.64		$2.03	$1.50
Average diluted shares	176.3	175.9		176.3	175.7

“All Questar business units posted record net income in the first half of 2008,” said Keith O. Rattie, Questar Chairman, President and CEO. “Questar E&P grew natural gas and oil-equivalent production 14% in the first half, driven by a 27% increase in Midcontinent production.”

 Second Quarter 2008 Highlights

•

Questar E&P grew natural gas, oil and natural gas liquids (NGL) production 14% to 40.6 billion cubic feet of natural gas equivalent (Bcfe) compared to 35.5 Bcfe for the 2007 period. Natural gas comprised 88% of reported production volumes.

•

Average realized natural gas prices at Questar E&P increased $1.49 per thousand cubic feet (Mcf), or 23%, and average realized crude oil and NGL prices increased $28.93 per barrel (bbl), or 57%. Natural gas hedges decreased reported revenues by $44.0 million, while oil hedges decreased revenues by $15.7 million.

•

Net mark-to-market gains on natural gas basis-only hedges increased net income $10.1 million in the 2008 quarter compared to a loss of $4.1 million in the year-earlier period.

•

Wexpro grew its investment base 30% to $346.4 million at June 30, 2008. Wexpro produced 10.9 Bcf of cost-of-service gas for delivery to affiliate Questar Gas compared to 10.2 Bcf in the 2007 quarter.

•

Gas Management net income grew 46%, driven by higher gathering and processing margins. Net processing revenues increased 40% to $24.0 million due to a 29% increase in fee-based processing volumes and higher keep-whole processing margins.

•

Energy Trading net income decreased 17% to $4.8 million as a result of reduced trading margins caused by narrower regional basis differentials and lower overall commodity-price volatility compared to the 2007 period. Gross marketing margin totaled $7.1 million compared to $9.3 million in the year-ago period.

•

Questar Pipeline grew net income 27% over the prior-year period, to $12.7 million, driven by higher transportation revenues from expansion projects completed in the fourth-quarter of 2007. One-time items combined to reduce net income $2.1 million after-tax in the quarter.

•

Questar Gas seasonal loss increased to $2.0 million. Higher operating and maintenance expense more than offset increased gross margin in the quarter.

•

Questar earned a 16.7% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended June 30, 2008. Market Resources ROA was 20.2%; Questar Pipeline ROA was 9.9%; and Questar Gas ROA was 7.9%.

Questar Raises 2008 Net Income Guidance

Questar now expects full-year 2008 net income to range from $3.50 to $3.60 per diluted share compared to previous guidance of $3.25 to $3.40 per diluted share. The company’s revised guidance now assumes that the NYMEX/Rockies basis differential will range from $3.50 to $4.50 per MMBtu for the remainder of 2008, compared to $2.50 to $3.00 per MMBtu assumed in previous guidance. The guidance assumes the NYMEX natural gas price will range from $10.00 to $11.00 per MMBtu for currently unhedged 2008 production for the rest of the year, and the prompt-month NYMEX crude oil price will range from $120.00 to $130.00 per bbl for unhedged volumes. The company’s guidance also excludes one-time items and assumes hedges in place on the date of this release. These and other assumptions are summarized in the table below:

Guidance Assumptions

	2008	2008
	Current	Previous
Earnings per diluted share	$3.50-$3.60	$3.25-$3.40
Average diluted shares (millions)	177.1	176.2
Questar E&P production – Bcfe	166-169	166-169
Pinedale well completions	73-78	70-75
NYMEX gas price per MMBtu(a)	$10.00-$11.00	$10.00-$11.00
NYMEX crude oil price per bbl(a)	$120.00-$130.00	$105.00-$115.00
NYMEX/Rockies basis differential per MMBtu(a)	$4.50-$3.50	$3.00-$2.50
NYMEX/Midcontinent basis differential per MMBtu(a)	$3.00-$2.00	$1.60-$1.35
(a) On unhedged volumes for the remainder of 2008

•

Questar E&P has hedged about 79% of forecast natural gas and oil-equivalent production for the remainder of 2008 with fixed-price swaps. Additionally, the company has hedged about 2% of forecast remainder of 2008 production with natural gas basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2008 would result in about a $0.02 change in earnings per diluted share.

•

The company also estimates that a $10.00 per barrel change in the average NYMEX price of oil for the remainder of 2008 would result in about a $0.03 change in earnings per diluted share.

Questar E&P Net Income Increases 75% in Second Quarter, 48% for First Half of 2008

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 40.6 Bcfe in the second quarter of 2008 compared to 35.5 Bcfe in the 2007 period, a 14% increase. Higher realized natural gas, crude oil and NGL prices and growing production more than offset a 25% increase in average production costs (primarily due to higher production tax and interest expense as detailed in the production cost table). Net mark-to-market gains on natural gas basis-only swaps increased net income $10.1 million in the 2008 quarter compared to a $ 4.1 million loss in the 2007 quarter. For the first half of 2008, Questar E&P net income rose 48% to $213.3 million compared to $143.9 million a year earlier, driven by a 14% increase in production, higher realized prices and increased net mark-to-market gains on NYMEX/Rockies natural gas basis swaps.

Questar E&P – Production by Region

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2008	2007	Change	2008	2007	Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	12.5	11.5	9%	25.8	23.6	9%
Uinta Basin	6.1	6.6	(8)	12.8	12.6	2
Rockies Legacy	5.0	4.9	2	9.9	9.4	5
Subtotal – Rocky Mountains	23.6	23.0	3	48.5	45.6	6
Midcontinent	17.0	12.5	36	31.6	24.8	27
Total Questar E&P	40.6	35.5	14%	80.1	70.4	14%

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2008	2007	Change	2008	2007	Change

Realized natural gas price ($ per Mcf)	$7.94	$6.45	23%	$7.43	$6.39	16%
Natural gas hedging impact ($ per Mcf)	(1.23)	1.94		(0.53)	1.46

Realized oil and NGL price ($ per bbl)	$79.48	$50.55	57%	$76.85	$49.63	55%
Oil and NGL hedging impact ($ per bbl)	(19.68)	(2.13)		(14.55)	(0.52)

Net mark-to-market gains (losses) on natural gas basis-only swaps ($ millions)
Pre-tax	$16.3	($6.6)		$30.0	$5.2
After-tax	$10.1	($4.1)		$18.6	$3.3

Questar may enter into derivative transactions on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect cash flow and net income from a decline in commodity prices. The company uses natural gas basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 25% compared to the 2007 second quarter due primarily to increased production taxes and higher allocated interest expense.

Questar E&P – Production Costs

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	(per Mcfe)			(per Mcfe)
	2008	2007	Change	2008	2007	Change
Depreciation, depletion and amortization	$1.88	$1.71	10%	$1.85	$1.70	9%
Lease operating expense	0.74	0.62	19	0.73	0.61	20
General and administrative expense	0.40	0.44	(9)	0.38	0.40	(5)
Allocated interest expense	0.40	0.18	122	0.33	0.18	83
Production taxes	0.79	0.41	93	0.73	0.43	70
Production costs	$4.21	$3.36	25%	$4.02	$3.32	21%

•

Production volume-weighted average depreciation, depletion and amortization per Mcfe (the DD&A rate) increased due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment. The DD&A rate also increased due to the ongoing depletion of older, lower-cost reserves and the increasing component of Questar E&P production derived from recently acquired, higher-cost fields in the Midcontinent.

•

Lease operating expense per Mcfe increased due to higher costs of materials and consumables, increased produced-water disposal costs and increased well-workover activity.

•

General and administrative expense per Mcfe decreased as production growth outstripped increases in expenses.

•

Allocated interest expense per unit of production increased primarily due to financing costs related to the first quarter 2008 acquisition of significant natural gas development properties in northwest Louisiana.

•

Production taxes per Mcfe were higher due to higher natural gas and oil sales prices in the 2008 period. Production taxes are based on a percentage of sales prices, before the impact of hedges.

Wexpro Net Income Up 28% in Second Quarter, 22% for First Half of 2008

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for affiliate Questar Gas – reported net income of $18.8 million compared to $14.7 million in the prior-year period, a 28% increase. Wexpro results benefited from a higher average investment base compared to the prior-year period. Wexpro investment base at June 30, 2008, was $346.4 million compared to $267.2 million a year ago, a 30% increase.  For the first half of 2008, Wexpro net income was $35.0 million compared to $28.6 million for the prior-year period, a 22% increase, primarily due to a higher investment base.

Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Up 46% in Second Quarter, 47% for the First Half of 2008

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – reported net income of $21.7 million compared to $14.9 million in the prior-year period, a 46% increase, driven by higher gathering and processing margins. Net processing revenues increased 40% to $24.0 million due to increased processing volumes and a higher frac spread. Gas Management grew fee-based gas-processing volumes 29% in the second quarter to 43.2 million MMBtu. Fee-based gas-processing revenues grew 31% compared to the year-ago quarter, while the frac-spread for keep-whole processing increased 44% or $5.2 million. Approximately 72% of Gas

Management net operating revenue (total revenue less processing plant-shrink) was derived from fee-based contracts compared to 74% in the 2007 period.  For the first half of 2008, Gas Management net income increased 47% to $40.2 million compared to $27.3 million in the 2007 period, driven by higher gathering and processing margins.

Questar Pipeline Net Income Up 27% in Second Quarter, 35% for First Half of 2008

Questar Pipeline – which provides interstate natural gas transportation and storage services – reported net income of $12.7 million compared to $10.0 million in the prior-year period, a 27% increase, primarily from system expansions placed in service late in 2007. Revenues increased $12.3 million or 25%, driven by higher transportation services, while operating, maintenance, general and administrative expenses increased $1.2 million or 7% due to additional operating costs for new transportation and gas processing facilities. One-time items combined to reduce net income $2.1 million after-tax in the quarter.  A $6.8 million after-tax loss on the impairment of investment in an underground gas storage project was partially offset by a $2.4 million after-tax gain on the sale of a non-core asset and a $2.3 million after-tax gain on collection of a note receivable. Questar Pipeline net income was $28.6 million in the first half of 2008 compared to $21.2 million in the year-ago period.  Net income rose primarily from system expansions placed in service late in 2007.

Questar Gas Seasonal Net Loss of $2.0 Million in Second Quarter, Net Income Up 2% for First Half of 2008

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported a $2.0 million net loss in the quarter, a $0.9 million increase in its seasonal net loss over the year-ago period. Higher operating and maintenance expenses, primarily bad debt costs, more than offset an increase in gross margin.

Questar Gas net income was $28.6 million in the first half of 2008, 2% higher than the year-earlier period, primarily as a result of customer growth. Operating, maintenance, general and administrative expenses totaled $71 per customer in the first half of 2008 compared to $69 per customer in the 2007 period. At June 30, 2008, Questar Gas served 881,500 customers, up 19,400 or 2.3% from June 30, 2007.

Second Quarter 2008 Earnings Teleconference

Questar management will discuss second quarter 2008 results and the outlook for the remainder of 2008 in a conference call with investors Tuesday, July 29, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $12 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – July 28, 2008

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2008
Second half	40.2	26.3	66.5	$7.06	$8.32	$7.56

2009
First half	32.7	29.5	62.2	$7.24	$8.12	$7.66
Second half	33.3	30.0	63.3	7.24	8.12	7.66
12 months	66.0	59.5	125.5	7.24	8.12	7.66

2010
First half	6.7	26.2	32.9	$6.88	$8.09	$7.84
Second half	6.8	26.6	33.4	6.88	8.09	7.84
12 months	13.5	52.8	66.3	6.88	8.09	7.84

				Estimated
	Gas (Bcf) basis-only swaps			Average basis per Mcf vs. NYMEX
2008
Second half	1.7		1.7	$1.83		$1.83

2009
First half	11.0	1.7	12.7	$2.68	$1.08	$2.47
Second half	11.2	1.7	12.9	2.68	1.08	2.47
12 months	22.2	3.4	25.6	2.68	1.08	2.47

2010
First half	30.2	1.7	31.9	$3.39	$0.94	$3.27
Second half	30.7	1.7	32.4	3.39	0.94	3.27
12 months	60.9	3.4	64.3	3.39	0.94	3.27

2011
First half	45.3		45.3	$2.29		$2.29
Second half	46.1		46.1	2.29		2.29
12 months	91.4		91.4	2.29		2.29

Hedge Positions – July 28, 2008

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well

2008
Second half	423	221	644	$67.39	$70.77	$68.55

2009
First half	217	145	362	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.95
12 months	438	292	730	60.55	66.55	62.95

# # #

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2008	2007	2008	2007
	(in millions, except per share amounts)
REVENUES
Market Resources	$654.4	$384.6	$1,264.6	$818.5
Questar Pipeline	43.3	30.4	88.0	62.1
Questar Gas	159.5	141.7	549.7	548.2
Total Revenues	857.2	556.7	1,902.3	1,428.8

OPERATING EXPENSES
Cost of natural gas and other products sold
(excluding operating expenses shown separately)	258.0	119.6	706.6	512.0
Operating and maintenance	92.1	72.7	181.8	150.4
General and administrative	43.5	42.1	84.0	79.3
Production and other taxes	49.3	27.2	90.1	57.0
Depreciation, depletion and amortization	115.2	92.6	225.9	183.7
Exploration	3.8	3.1	7.3	5.1
Abandonment and impairment	14.2	2.1	16.8	4.1
Total Operating Expenses	576.1	359.4	1,312.5	991.6
Net gain from asset sales	3.5	0.1	3.4	0.5
Operating Income	284.6	197.4	593.2	437.7
Interest and other income	8.3	2.9	10.3	5.9
Minority interest	(2.1)		(4.5)
Income from unconsolidated affiliates	0.2	2.2	0.4	4.4
Net mark-to-market gain (loss) on basis-only swaps	16.3	(6.6)	30.0	5.2
Interest expense	(32.5)	(17.7)	(58.1)	(35.7)
Income Before Income Taxes	274.8	178.2	571.3	417.5
Income taxes	102.2	66.0	212.9	154.2
Net Income	$172.6	$112.2	$358.4	$263.3

EARNINGS PER COMMON SHARE
Basic	$1.00	$0.65	$2.08	$1.53
Diluted	0.98	0.64	2.03	1.50
Weighted-Average Common Shares Outstanding
Basic	172.7	172.0	172.6	171.8
Diluted	176.3	175.9	176.3	175.7
Dividends Per Common Share	$0.1225	$0.1225	$0.245	$0.24

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended June 30,		6 Months Ended June 30,
	2008	2007	2008	2007
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$349.4	$239.0	$649.1	$468.8
Wexpro	8.5	4.9	16.8	11.4
Gas Management	72.2	49.4	135.3	93.4
Energy Trading and other	224.3	91.3	463.4	244.9
Market Resources total	654.4	384.6	1,264.6	818.5
Questar Pipeline	43.3	30.4	88.0	62.1
Questar Gas	159.5	141.7	549.7	548.2
	$857.2	$556.7	$1,902.3	$1,428.8

Revenues from Affiliated Companies
Wexpro	$52.3	$42.1	$98.7	$82.8
Gas Management	5.5	4.1	11.3	8.4
Energy Trading and other	226.4	133.3	408.1	289.3
Market Resources total	284.2	179.5	518.1	380.5
Questar Pipeline	18.7	19.3	38.2	39.9
Questar Gas	2.3	2.1	4.3	3.2
	$305.2	$200.9	$560.6	$423.6

Operating Income
Questar E&P	$186.8	$119.9	$338.8	$237.0
Wexpro	28.2	22.5	53.6	43.9
Gas Management	37.8	22.8	70.9	41.6
Energy Trading and other	7.1	7.9	19.3	16.1
Market Resources total	259.9	173.1	482.6	338.6
Questar Pipeline	23.6	21.4	56.1	45.2
Questar Gas	1.1	1.9	54.5	52.8
Corporate		1.0		1.1
	$284.6	$197.4	$593.2	$437.7

Net Income (Loss)
Questar E&P	$116.8	$66.7	$213.3	$143.9
Wexpro	18.8	14.7	35.0	28.6
Gas Management	21.7	14.9	40.2	27.3
Energy Trading and other	4.8	5.8	12.9	11.8
Market Resources total	162.1	102.1	301.4	211.6
Questar Pipeline	12.7	10.0	28.6	21.2
Questar Gas	(2.0)	(1.1)	28.6	28.0
Corporate	(0.2)	1.2	(0.2)	2.5
	$172.6	$112.2	$358.4	$263.3

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended June 30,		6 Months Ended June 30,
	2008	2007	2008	2007
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	35.8	30.9	70.6	61.8
Oil and natural gas liquids (MMbbl)	0.8	0.7	1.6	1.4
Total production (Bcfe)	40.6	35.5	80.1	70.4
Average daily production (MMcfe)	446.4	389.9	440.1	389.1
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$7.94	$6.45	$7.43	$6.39
Oil and NGL (per bbl)	$79.48	$50.55	$76.85	$49.63
Wexpro investment base at June 30, net of
depreciation and deferred income taxes (millions)	$346.4	$267.2
Natural gas processing volumes
NGL sales (MMgal)	24.8	20.2	46.2	38.0
NGL sales price (per gal)	$1.41	$0.95	$1.32	$0.92
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	17.7	12.1	42.4	20.7
For affiliated customers	25.5	21.3	51.0	43.3
Total fee-based processing volumes	43.2	33.4	93.4	64.0
Fee-based processing (per MMBtu)	$0.15	$0.15	$0.14	$0.15
Natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	54.7	44.3	106.0	83.9
For affiliated customers	38.0	31.4	75.3	68.9
Total gathering	92.7	75.7	181.3	152.8
Gathering revenue (per MMBtu) (1)	$0.31	$0.32	$0.31	$0.31
Natural gas and oil marketing volumes (MMdthe)
For unaffiliated customers	20.0	24.4	46.5	50.0
For affiliated customers	25.4	23.6	52.5	50.9
Total marketing	45.4	48.0	99.0	100.9
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	157.7	84.0	287.5	160.9
For Questar Gas	30.1	25.4	73.3	67.5
For other affiliated customers	1.5	3.9	2.4	8.6
Total transportation	189.3	113.3	363.2	237.0
Transportation revenue (per dth)	$0.23	$0.28	$0.24	$0.26
Firm-daily transportation demand at June 30, (Mdth)	3,124	2,240
Natural gas processing
NGL sales (MMgal)	1.5	1.4	4.0	3.9
NGL sales price (per gal)	$2.24	$1.20	$1.85	$1.05
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	19.2	15.1	69.1	61.0
Industrial	0.5	0.4	0.9	0.8
Transportation for industrial customers	13.4	11.0	29.4	20.9
Total industrial	13.9	11.4	30.3	21.7
Total deliveries	33.1	26.5	99.4	82.7
Natural gas revenue (per dth)
Residential and commercial sales	$7.41	$8.51	$7.50	$8.53
Industrial	6.92	5.88	6.75	6.39
Transportation for industrial customers	$0.16	$0.21	$0.15	$0.22
Temperatures - warmer (colder) than normal	31%	(16%)	16%	normal
Temperature-adjusted usage per customer (dth)	16.4	16.8	65.6	65.4
Customers at June 30, (thousands)	881.5	862.1
(1) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$14.2
Accounts receivable, net	$421.7	417.8
Fair value of derivative contracts	4.2	78.1
Inventories	115.7	115.0
Prepaid expenses and other	42.9	33.8
Purchased-gas adjustment	12.0
Deferred income taxes - current	194.5
Total Current Assets	791.0	658.9
Property, Plant and Equipment	9,172.2	7,741.9
Accumulated depreciation, depletion and amortization	(2,847.7)	(2,643.3)
Net Property, Plant and Equipment	6,324.5	5,098.6
Investment in unconsolidated affiliates	27.3	52.8
Goodwill	70.7	70.7
Fair value of derivative contracts		7.8
Other noncurrent assets, net	84.7	55.4
Total Assets	$7,298.2	$5,944.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$14.4
Short-term debt	151.1	$260.6
Accounts payable and accrued expenses	545.8	564.5
Fair value of derivative contracts	457.6	9.3
Purchased-gas adjustment		58.1
Deferred income taxes - current		4.9
Current portion of long-term debt	58.3	101.3
Total Current Liabilities	1,227.2	998.7
Long-term debt, less current portion	1,920.9	1,021.2
Deferred income taxes	998.6	942.4
Fair value of derivative contracts	275.2	22.1
Other long-term liabilities	447.9	381.9
Minority interest	29.4
Common Shareholders' Equity	2,399.0	2,577.9
Total Liabilities and Common Shareholders' Equity	$7,298.2	$5,944.2

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended June 30,
	2008	2007
	(in millions)
OPERATING ACTIVITIES
Net income	$358.4	$263.3
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	229.7	187.0
Deferred income taxes	152.2	88.6
Share-based compensation	8.5	6.2
Abandonment and impairment	16.8	4.1
Net (gain) from asset sales	(3.4)	(0.5)
Minority interest	4.5
(Income) from unconsolidated affiliates	(0.4)	(4.4)
Distributions from unconsolidated affiliates	0.2	3.2
Net mark-to-market (gain) on basis swaps	(30.0)	(5.2)
Changes in operating assets and liabilities	(56.3)	9.8
Net Cash Provided From Operating Activities	680.2	552.1

INVESTING ACTIVITIES
Capital expenditures	(1,433.2)	(593.5)
Cash used in disposition of assets	(3.0)	(0.8)
Proceeds from disposition of assets	33.3	5.8
Net Cash Used In Investing Activities	(1,402.9)	(588.5)

FINANCING ACTIVITIES
Common stock	(11.0)	(2.4)
Long-term debt issued, net of issuance costs	1,491.6
Long-term debt repaid	(643.0)
Change in short-term debt	(109.5)	22.5
Checks outstanding in excess of cash balances	14.4	23.5
Other	(3.8)
Dividends paid	(42.4)	(41.4)
Excess tax benefits from share-based compensation	12.2	9.6
Net Cash Provided From Financing Activities	708.5	11.8

Change in cash and cash equivalents	(14.2)	(24.6)
Beginning cash and cash equivalents	14.2	24.6
Ending Cash and Cash Equivalents	$ -	$ -